FOR IMMEDIATE RELEASE	CONTACT: Michael L. Middleton Chief Executive Officer 888.745.2265

TRI-COUNTY FINANCIAL CORPORATION ANNOUNCES
UNDERWRITERS EXERCISE OF OVER-ALLOTMENT OPTION

Waldorf, Maryland, October 8, 2013 – Tri-County Financial Corporation (Nasdaq: TCFC) (the “Company”), the holding company for Community Bank of Tri-County, announced today that the underwriters for the recently completed public offering of common stock have exercised their over-allotment option to purchase an additional 191,300 shares of Company common stock.

A total of 1,591,300 shares of common stock were publicly offered and sold in the offering at a price of $18.75 per share, after giving effect to the sale of shares being sold pursuant to the exercise of the over-allotment option.

Keefe, Bruyette & Woods, a Stifel Company, acted as the sole book-running manager in this offering and Sandler O’Neill + Partners, L.P. acted as co-manager.

About Tri-County Financial Corporation

Tri-County Financial Corporation is the bank holding company for Community Bank of Tri-County, which conducts business through its main office in Waldorf, Maryland, and ten branch offices in Waldorf, Bryans Road, Dunkirk, Leonardtown, La Plata, Charlotte Hall, Prince Frederick, Lusby and California, Maryland and King George, Virginia.

Forward-Looking Statements

This news release may contain statements relating to future events or future results of the Company that are considered “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,”  “plan,” “estimate,” “intend” and “potential,” or words of similar meaning, or future or conditional verbs such as “should,” “could,” or “may.”  Forward-looking statements reflect our expectation or prediction of future conditions, events or results based on information currently available.  These forward-looking statements are subject to significant risks and uncertainties that may cause actual results to differ materially from those in such statements.  These risk and uncertainties include, but are not limited to, the risks identified in our Annual Report on Form 10-K for the year ended December 31, 2012, including in the Risk Factors section of that report, and in other reports that we file with the SEC.  Forward-looking statements speak only as of the date they are made.  We do not undertake to update forward-looking statements to reflect circumstances or events that occur after such date or to reflect the occurrence of unanticipated events except as required by federal securities laws.